Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Load Guard Logistics, Inc. (the “Company”), on Form 10-K for the year ended October 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 135)), that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company

Date: January 27, 2014

By:	/s/ Yosbani Mendez
Yosbani Mendez
Chief Executive Officer
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Load Guard Logistics, Inc. and will be retained by Load Guard Logistics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.